This conference call may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Rand Logistics and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of Rand Logistics. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the results included in such forward-looking statements.

                               Rand Logistics Inc.
                              Q1'07 Conference Call
                       Thursday, August 17, 2006, 10:30am

The operator will introduce the call, read the safe harbor, and turn the call over to Laurence.

LAURENCE LEVY:

Thank you operator.
Good morning everyone, and thank you for joining us for Rand's first quarterly conference call. After my opening remarks, Scott Bravener, President & CEO of Lower Lakes, will discuss operational highlights from the first quarter. Then Joe McHugh, CFO of Rand, will cover the financial results, and Ed Levy, President of Rand, will give an overview of our recently announced time charter agreement, which substantially expanded our shipping capacity and further strengthens the Company's competitive position in the niche River Class market. Finally, I will wrap up with an overview of our long-term growth strategy, and then we will open up the call for questions.

I am pleased to say that we started the shipping season with a strong quarter. We began work under various new contracts and continued work under many existing agreements. We achieved solid revenue growth, and our cost effective operations enabled us to generate strong cash flow. Demand for our capacity remains robust, and while we do not intend to provide guidance, we anticipate a good year of operating results.

Now I'd like to turn the call over to Scott. Scott?

SCOTT BRAVENER:

Thanks Laurence.
As we mentioned in our news release, first quarter revenue growth was driven primarily by three factors:

      #1 - Utilization rates as measured by vessel sailing days. The total number of available sailing days during the quarter was 91 - multiplying this by our 8 vessels gave us a maximum of 728 sailing days for the fleet. We sailed for 696 days, up from 666 in the comparable period. This was primarily due to the timely completion of winter maintenance and capital improvements.

      #2 -An increase in revenues due to rate increases, scheduling efficiencies and fuel surcharges. The scheduling efficiencies were driven by continued strong demand and production improvements from our customer base.

      #3 - Improvements in our operating performance, particularly from our US fleet. This was largely a result of changes implemented within our management structure and the continuing capital expenditure program on these vessels. Our lost time factor as a percentage of vessel sailing days decreased across the entire fleet due to increased operating efficiencies and a reduction in vessel delays due to weather and mechanical failures.

Our revenues also reflect the high demand for transportation services on the Great Lakes, and the limited capacity available. We continue to see strong demand for our vessels.

I am happy to note that we achieved strong results despite the late start of a vessel due to an extended refit and continued low water levels on the Great Lakes.

I am pleased with the operating results for the quarter, and look forward to building upon this performance.

Joe?


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

JOE MCHUGH:

Thanks Scott.
I'm sure you've all read through our first quarter results, so I'm just going to touch on a few of the highlights. I'd like to point out that the comparable figures I will be discussing for the three months ended June 30, 2005 are pro forma, and give effect to the acquisition of Lower Lakes Towing and Grand River Navigation for that period. However, the general and administrative expenses in the pro forma period reflect the actual expenses incurred by Lower Lakes and Rand prior to the acquisitions.

In the first quarter, revenues excluding outside voyage charter revenue increased 28% to $19.9 million. EBITDA increased 26% from $3.4 million to $4.3 million, $336K of which was attributable to favorable exchange rates. We achieved this increase in EBITDA despite a $573K increase in general and administrative expenses. The G&A increase consisted of $430K of higher Rand costs and $143K of increased Lower Lakes expenses, including $53K related to changes in exchange rates. The higher Rand expenses included $150K of compensation, $125K of which was non-cash, and $260K of professional costs, primarily legal fees associated with first-time through SEC filings made since the Lower Lakes acquisition closed.

Our first quarter is our highest quarter for cash utilization and we continue to have ample liquidity to meet our working capital needs.

Ed?

ED LEVY:

Thanks Joe.
As you all know, about two weeks ago we entered into a time charter agreement with Wisconsin & Michigan Steamship Company for the exclusive capacity utilization of three self-unloading bulk carriers, which they recently purchased from Oglebay Norton. Lower Lakes has an extensive historic relationship with Wisconsin & Michigan Steamship's parent, Sand Products Corporation. Besides being an important customer, Sand Products presently leases to Lower Lakes a self-unloading barge and the Manistee, one of our US vessels. We have the option


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

to purchase the Manistee during the first calendar quarter of 2007, and are presently evaluating the purchase.

The three US-flagged vessels under time charter increase our overall daily shipping capacity by approximately 44%, and roughly double the capacity of our US fleet. The additional capacity from these three vessels facilitates the Company's next growth phase, as they provide management significant scheduling flexibility and the ability to better serve new and existing customers. The vessels have been integrated into the Lower Lakes fleet, and are being fully utilized under long-term contracts. Our product mix on these vessels is consistent with our mix prior to entering into this time charter agreement.

We were very pleased to complete this strategic and accretive transaction less than five months after Rand acquired Lower Lakes. The basic charter period under the agreement runs through December 31, 2008 with an extension at our option until December 2013. The time charter provides us the option to purchase the vessels at any time during the charter period.

In order to facilitate this transaction, we completed a $13 million private equity placement with institutional investors. We utilized approximately $7 million of the proceeds for this transaction. The remainder of the proceeds are earmarked for discretionary investments in the existing fleet, selective acquisition opportunities and other operational needs.

Now I'd like to turn it back to Laurence. Laurence?

LAURENCE LEVY:

Thanks Ed.
Before we open the call for questions, I just want to touch on two things. With regard to listing on Nasdaq, we were focused on completing the time charter agreement and the related transactions over the last few months, but we and our lawyers are now actively working on a Nasdaq listing, and expect to complete the move in the near-term.


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

Regarding our long-term growth strategy, we continue to evaluate additional opportunities to build upon our strong base business and create long-term sustainable value for Rand shareholders. In this regard, our primary focus continues to be other Jones Act assets, both on the Great Lakes and elsewhere. Additionally we are exploring other assets with predictable cash flows, defined markets and barriers to entry, that focus on shipping or related areas of business.

With that said, operator, could you please begin the Q&A portion of the call?

AFTER Q&A...
LAURENCE LEVY:

We are optimistic about Rand's current growth phase, as well as the Company's long-term prospects. Thank you for your interest in Rand, we look forward to speaking with you next quarter.


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